EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer of First Northwest Bancorp

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Quarterly Report on Form 10-Q, for the quarter ended September 30, 2023, that:

1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in the report.

/s/Matthew P. Deines	/s/Geraldine Bullard
Matthew P. Deines President, Chief Executive Officer and Director (Principal Executive Officer)	Geraldine Bullard Executive Vice President, Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)

Dated: November 13, 2023